STEPHEN E. ROTH
DIRECT LINE: (202) 383-0158
Internet: sroth@sablaw.com

                                                                    EXHIBIT 3(i)


                   CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP

We consent to the reference to our firm under the heading "Legal Matters" included in Pre-Effective Amendment No. 1 to the Registration Statement on Form S-6 for certain modified single payment combination fixed and variable life insurance contracts issued through The Sage Variable Life Account A of Sage Life Assurance of America, Inc. (File No. 333-78581). In giving this consent, we do not admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933.

                                      SUTHERLAND ASBILL & BRENNAN LLP



                                      -------------------------------
                                      /s/ Stephen E. Roth, Esq.



Washington, D.C.
September 20, 1999